UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway, 34th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	Y	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Alleghany Corporation (the “Company”) in its Current Report on Form 8-K, dated March 3, 2021, Weston M. Hicks informed the Company that he had determined to (i) retire from his position as Chief Executive Officer and as a director of the Company, effective on December 31, 2021 (the “Retirement Date”) and (ii) step down as the Company’s President effective at the conclusion of the Company’s annual meeting of stockholders on April 23, 2021.

At a meeting of the Board of Directors (the “Board”) of the Company on November 16, 2021, the Board authorized the Company to enter into a consulting agreement with Mr. Hicks (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company agreed to pay Mr. Hicks a consulting fee of $50,000 per month for a period of one year, renewable for additional one-year terms, for consulting services primarily related to investments and potential strategic opportunities matters.

On November 15, 2021, in connection with Mr. Hicks’s retirement, the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”) determined that:

(i) pursuant to a letter agreement (the “Letter Agreement”), Mr. Hicks’s outstanding performance share awards under the 2017 Long Term Incentive Plan (“2017 LTIP”) would be amended such that the awards would be paid to him on a pro rata basis, based upon his service through the Retirement Date and the Committee’s determination and certification at its February 23, 2022 meeting of the financial performance objectives governing such performance share awards as of December 31, 2021;

(ii) pursuant to the Letter Agreement, Mr. Hicks’s outstanding time-based vesting restricted stock unit award under the 2017 LTIP would be paid to him on a pro rata basis, based upon his service through the Retirement Date; and

(iii) the Company would pay Mr. Hicks’s premiums for primary and excess health insurance plans via the Consolidated Omnibus Budget Reconciliation Act (COBRA) through December 31, 2023.

The foregoing summaries of the Consulting Agreement and Letter Agreement are qualified by reference to the Consulting Agreement and Letter Agreement, respectively, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

On November 16, 2021, the Compensation Committee also determined to make a payout to Mr. Hicks of his 2021 annual incentive opportunity under the 2015 Management Incentive Plan (“MIP”) at $3,510,000, representing his maximum opportunity, subject to the Company achieving the 2021 financial performance objective at a level necessary to sufficiently fund the 2021 MIP incentive pool amount. In making this determination, the Compensation Committee considered the Company’s projected 2021 financial performance, an evaluation by the Board of Mr. Hicks’s performance in 2021, including his achievement of his 2021 individual objectives which had been provided to the Board in January 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, dated November 16, 2021, between the Company and Weston M. Hicks.*

10.2	Letter Agreement, dated November 15, 2021, between the Company and Weston M. Hicks.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain information contained in this Exhibit has been redacted in accordance with Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: November 19, 2021	By:	/s/ Kerry J. Jacobs
		Name:	Kerry J. Jacobs
		Title:	Executive Vice President and Chief Financial Officer

4